Exhibit 31.2

CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14(a) UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Richard J. Augustine, the Chief Accounting Officer, certify that:

1. I have reviewed this Annual Report on Form 10-K/A/2 of US Energy Systems, Inc.

2. Based upon my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 19, 2006

/s/ Richard J. Augustine
Richard J. Augustine,
Chief Accounting Officer